Exhibit 99(a)

KEYCORP STUDENT LOAN TRUST 1999-B
CERTIFICATEHOLDERS’ STATEMENT
pursuant to Section 5.07(b) of Sale and Servicing
Agreement (capitalized terms used herein are defined in Appendix A thereto)

Distribution Date: May 25, 2005

(i)	Amount of principal being paid or distributed in respect of the Certificates:
$0.00
($, per $1,000 original principal amount of the Notes)

(ii)	(a	)	Amount of interest being paid or distributed in respect of the Certificates:
$577,396.03
( $8.8830158, per $1,000 original principal amount of the Notes)
	(a	)	Amount of interest being paid or distributed in respect of the Certificates Strip:
$28,925.00
( $0.4450000 , per $1,000 original principal amount of the Notes)

(iii)	Amount of Certificateholders’ Interest Index Carryover being or distributed (if any) and amount remaining (if any):
	(1	)(a)	Distributed to Certificateholders:
$0.00
( $-, per $1,000 original principal amount of the Certificates)
	(b	)	Distributed to Certificateholders:
$0.00
( $- , per $1,000 original principal amount of the Certificates)
	(2	)(a)	Balance on Certificateholders:
$0.00
( $- , per $1,000 original principal amount of the Notes)
	(b	)	Balance on Certificateholders:
$0.00
( $-, per $1,000 original principal amount of the Notes)

(iv)	Payments made under the Cap Agreement on such date: May 24, 2005
( $0.00 with respect to the Certificates,
( $0.00 with respect to the Notes,
( $0.00 outstanding amount owed to Cap Provider.

(v)	Pool Balance at end of related Collection Period: $406,154,225.73

(vi)	After giving effect to distributions on this Distribution Date:
	(a	)(1)	Outstanding principal amount of Class A-1 Notes: $0.00
	(2)		Class A-1 Note Pool Factor: -
	(b	)(1)	Outstanding principal amount of Class A-2 Notes: $311,154,225.73
	(2)		Class A-2 Note Pool Factor: 0.49784676
	(c	)(1)	Outstanding principal amount of Class M Notes: $30,000,000.00
	(2)		Class M Note Pool Factor: 1.00000000
	(d	)(1)	Outstanding principal amount of Certificates: $65,000,000.00
	(2)		Certificate Pool Factor: 1.00000000

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(vii)		Certificate Interest Rate:
	(a)	In general
(1) Three-Month Libor was
2.8731300% for the current period
(2) The Student Loan Rate was: Not Applicable(1)
	(b)	Certificate Interest Rate: 3.7731300% (Based on 3-Month LIBOR)

(viii)		Amount of Master Servicing Fee for related Collection Period: $515,742.54
$7.934500615, per $1,000 original principal amount of the Certificates.

(ix)		Amount of Administration Fee for related Collection Period: $3,000.00
$0.046153846, per $1,000 original principal amount of the Certificates.

(x)	(a)	Aggregate amount of Realized Losses (if any) for the related Collection Period: $71,275.95
	(b)	Delinquent Contracts	# Disb.	%	$ Amount	%
		30-60 Days Delinquent	610	1.45%	$7,473,243	2.05%
		61-90 Days Delinquent	307	0.73%	$3,748,415	1.03%
		91-120 Days Delinquent	185	0.44%	$2,544,583	0.70%
		More than 120 Days Delinquent	506	1.20%	$5,766,139	1.58%
		TOTAL	1,608	3.83%	$19,532,380	5.36%

(xi)	Amount in the Reserve Account: $7,435,165.63

(1)	This Calculation not required unless Three-Month LIBOR for such Interest Period is 100 basis points greater than Three-Month LIBOR of the preceding Determination Date.

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